Exhibit 10.2

MEMBERSHIP INTEREST PLEDGE AGREEMENT

This is a MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) among UTEK Real Estate Holdings, Inc. (“Pledgor”), Gators Lender, LLC (“Lender”), and Cortez 114, LLC, a Florida limited liability company (the “Company”) dated as of February 26, 2010.

Background

Pledgor is a wholly owned subsidiary of UTEK Corporation (“UTEK Corp.”). Lender has loaned $1,750,000 to UTEK Corp. and Pledgor (collectively, the “Borrowers”) pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and Promissory Note issued by Borrowers in favor of Lender, each dated as of October 22, 2009 (the “Note”). The Note is secured by certain assets of the Company, a subsidiary of the Pledgor and a guarantor of the Borrowers’ obligations under the Promissory Note, including certain real estate in the County of Hernando, State of Florida, pursuant to a Mortgage and Security Agreement dated October 22, 2009 (the “Current Collateral”) and by guarantees of the Company and other affiliates of UTEK Corp. Pursuant to a Substitution of Collateral Agreement dated the same date as this Agreement, the Borrowers have requested and Lender has agreed to release the Current Collateral on the condition that Pledgor grant to Lender a security interest in 68 Units constituting sixty eight percent (68%) of the outstanding membership interests of the Company (the “Pledged Membership Interests”) to secure the Borrowers’ obligations under the Note and the other Transaction Documents. This Agreement evidences terms on which Pledgor grants to Lender a security interest in and to the Pledged Membership Interests. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Purchase Agreement.

Operative Terms

The parties agree as follows:

1. Grant of Security Interest. To secure prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of Borrowers’ obligations under the Note and the other Transaction Documents, Pledgor pledges and grants to Lender a security interest in all of Pledgor’s right, title and interest in, to and under the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (the “Pledged Collateral”):

a. Securities. All units of membership and limited liability company interests in and to the Company (collectively, the “Pledged Membership Interests”), including:

i. all of Pledgor’s right, title, and interest in, to and under the Amended and Restated Operating Agreement of the Company dated as of February 26, 2010, as amended (the “Operating Agreement”), and any other governing documents of the Company (collectively, the “Governing Documents”);

ii. all rights of Pledgor to receive amounts due and to become due under or pursuant to the Governing Documents;

iii. all rights of Pledgor to participate in the operation or management of Borrowers and to take actions or consent to actions in accordance with the provisions of the Governing Documents;

iv. all rights of Pledgor to property of the Company;

v. all rights of Pledgor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Governing Documents;

vi. all claims of Pledgor for damages arising out of or for breach of or default under the Governing Documents;

vii. all rights of Pledgor to terminate, amend, supplement, modify or waive performance under the Governing Documents, to perform thereunder, and to compel performance and otherwise to exercise all remedies thereunder;

viii. all property representing a distribution or return of capital upon or with respect to the Pledged Membership Interests or resulting from a split-up, revision, reclassification or other like change of the Pledged Membership Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of the Pledged Membership Interests; and

ix. in the event of any consolidation or merger of the Company in which the Company is not the surviving entity, all membership interests or similar securities owned by Pledgor in the successor entity formed by or resulting from such consolidation or merger.

The Pledged Membership Interests exclude the 32 Units constituting 32% of the outstanding membership interests of the Company, which the Pledgor is assigning to a third party (the “Assigned Membership Interests”).

b. All proceeds of the Pledged Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds of the Pledged Collateral are sold, collected, exchanged, or otherwise disposed of, whether the disposition is voluntary or involuntary, and includes, without limitation, all rights to payment in whatever form and however arising.

2. Representations and Warranties. The Pledgor and the Company jointly and severally represent and warrant the following, both on execution of this Agreement and continuously during its term:

a. Ownership of Pledged Collateral. Pledgor is the sole legal and equitable owner of and has good and marketable title to the Pledged Collateral (or, in the case of after-acquired Pledged Membership Interests, at the time Pledgor acquires rights in the Pledged

Membership Interests, will be the sole legal and equitable owner) and record and beneficial owner of the Pledged Membership Interests. The Pledged Membership Interests constitute all of the membership interests of the Company, except for the Assigned Membership Interests, and are represented by the certificate to be delivered to Lender pursuant to Section 3(a).

b. Creation, Perfection, and Priority. The parties’ execution of this Agreement and Pledgor’s delivery to Lender of the certificates evidencing the Pledged Membership Interests create in favor of Lender a perfected security interest in the Pledged Membership Interests. Except for this security interest, no person or entity has (or, in the case of after-acquired Pledged Collateral, at the time the Pledgor acquires rights therein, will have) any right, title, claim, or interest (by way of security interest or other lien or charge) in the Pledged Collateral.

c. Organization and Good Standing. Each of the Pledgor and the Company is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to enter into this Agreement and to perform its other obligations hereunder.

d. Authorization. All action necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company and Pledgor hereunder and its consummation of the transactions contemplated hereby has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, constitutes or will constitute (when executed and delivered) valid and legally binding obligations of the Company and the Pledgor, enforceable against them in accordance with its terms.

e. Capitalization. The authorized membership interests of the Company consist solely of the Pledged Membership Interests and the Assigned Membership Interests. There are no restrictions on the transfer of the Pledged Membership Interests, other than those imposed by relevant state and federal securities laws. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its membership interests or other equity.

f. No Conflict. The execution and delivery by the Company and the Pledgor of this Agreement will not (i) violate or conflict with its respective governing documents, (ii) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any agreement, lease, security, license, permit, or instrument to which it is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any encumbrance on any its assets (except for the security interest granted pursuant to this Agreement), (iv) violate or conflict with any laws, or (v) require any consent, approval or other action of, notice to, or filing with any person, except for those that have been obtained or made or will be obtained or made prior to closing.

g. Financial Condition. Except for its guaranty of the Note and ordinary operating expenses, the Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise). The Company’s financial condition is accurately reflected in the balance sheet attached as Exhibit A.

3. Covenants and Agreements of Pledgor.

a. Delivery. Pledgor shall deliver to Lender the certificates representing the Pledged Membership Interests and instruments of assignment and transfer with respect to the Pledged Membership Interests, endorsed in blank, and shall also deliver to Lender all instruments, documents, chattel paper, and other items of Pledged Collateral for which a security interest may be perfected by possession, together with the additional writings (including assignments) that Lender reasonably requests, provided, however, that the assignments may be used to transfer or assign the Pledged Collateral only when an Event of Default occurs. Pledgor shall cause all securities included in the Pledged Membership Interests to be or remain certificated securities. Lender will retain possession of the foregoing documents for so long as the Note and other obligations under the Transaction Documents remain outstanding.

b. Preserve Pledged Collateral. Pledgor shall do all acts necessary to maintain, preserve, and protect the Pledged Collateral.

c. Use of Pledged Collateral. Pledgor shall not use and shall not permit any Pledged Collateral to be used unlawfully or in violation of any provision of this Agreement, the Transaction Documents, any other agreement with Lender related to the Pledged Collateral, or any applicable statute, regulation, or ordinance or any policy of insurance covering the Pledged Collateral.

d. Pay Taxes. Pledgor shall pay promptly when due all taxes, assessments, charges, encumbrances and liens imposed upon or affecting any Pledged Collateral. The Company shall pay promptly when due all taxes, assessments, charges, encumbrances and liens imposed upon or affecting its assets.

e. Defend Litigation. Pledgor shall appear in and defend any action or proceeding that might affect the Pledgor’s title to or Lender’s interest in the Pledged Collateral.

f. Possession of Pledged Collateral. Pledgor shall not surrender or lose possession of (other than to Lender), sell, encumber, lease, rent, or otherwise dispose of or transfer any Pledged Collateral, and shall keep the Pledged Collateral free of all levies and security interests or other liens or charges (including, but not limited to junior liens), except those that Lender approves in writing.

g. Comply with Law. Pledgor shall comply with all laws, regulations, and ordinances relating to possession, maintenance, and control of the Pledged Collateral.

h. Maintain Records; Notify of Changes. Pledgor shall keep separate, accurate, and complete records of the Pledged Collateral at its principal place of business and provide to Lender the records, reports, and information relating to the Pledged Collateral that Lenders request from time to time. Pledgor shall give Lender thirty (30) days’ prior written notice of any change in the Pledgor’s principal place of business or legal name or trade name(s).

i. Amend Governing Documents. Pledgor shall not vote the Pledged Membership Interests to amend the Governing Documents or to dissolve the Company, except with Lender’s prior consent.

j. Further Assurances. Pledgor shall procure, execute, and deliver from time to time any powers or attorney, endorsements, notifications, registrations, assignments, financing statements, certificates and other writings deemed necessary or appropriate by Lender to perfect, maintain, and protect its security interest in the Pledged Collateral and the priority of the security interest.

k. Pay Lender’s Costs and Expenses. Pledgor shall reimburse Lender on demand for costs and expenses, including reasonable attorneys’ fees and disbursements that Lender incurs in properly exercising any right, power, or remedy provided by this Agreement or by law. Pledgor shall also reimburse Lender for its attorneys’ fees and disbursements of the transactions contemplated by this Agreement and the Substitution of Collateral Agreement.

l. Distribution on Pledged Shares and New Issuances. Pledgor shall account fully for and promptly deliver to Lender, in the form received, any distribution on account of the Pledged Collateral whether in securities or property by way of, split-up or revision, reclassification or other like change of the Pledged Collateral or otherwise received in exchange therefor, or in case of any reorganization, consolidation, or merger, except for tax distributions expressly required by Section 4.6 of the Operating Agreement. Pledgor shall also deliver to Lender to be part of the Pledged Membership Interests any additional membership interests or similar securities that are sold or otherwise issued to Pledgor.

4. Covenants and Agreements of the Company.

a. More Equity Interests. The Company shall not issue (whether as a sale or distribution) any equity interests or rights to purchase equity interests.

b. Disposition of Assets; Dissolution. The Company shall not transfer, sell, assign, encumber or otherwise dispose of any of its material assets, including any of its real property. The Company shall not dissolve.

c. Incurrence of Debt. The Company shall not incur indebtedness, except for ordinary operating expenses, or guarantee the obligations of any other person.

d. Payment of Obligations. The Company shall pay promptly when due all obligations, taxes, and assessments, and all charges, encumbrances and liens imposed upon or affecting its assets.

e. Distributions. The Company shall not make any distributions in cash or other property in respect of any of its membership interests then outstanding, other than tax distributions expressly required pursuant to Section 4.6 of the Operating Agreement.

f. Other Action. The Company shall not take any other action that would reasonably be expected to result in a decrease in the fair market value of the Pledged Membership Interests.

5. Term of Pledge; Release; Appointment as Agent for Pledged Collateral.

a. Except as otherwise provided in this Agreement, equitable title to the Pledged Membership Interests remains vested in Pledgor. Lender holds the Pledged Membership Interests only as security for the repayment of the Indebtedness. Lender shall not encumber or dispose of the Pledged Membership Interests, except in accordance with the provisions of this Agreement. The Pledged Collateral shall remain pledged to Lender until all sums due under the Note and the other Transaction Documents have been paid in full and all obligations of Borrowers thereunder and hereunder have been performed.

b. Any release of the Pledged Collateral from this Agreement will not release Pledgors from continuing obligations under the Note or the other Transaction Documents. Upon the payment and performance in full of all of the obligations under the Note, the other Transaction Documents and this Agreement by Pledgor, Lender shall release the Pledged Membership Interests.

6. Event of Default. An “Event of Default” under this Agreement means an event of default under the Note.

7. Remedies Upon Default. Upon the occurrence of an Event of Default, Lender shall have, and may exercise any one or more of, the following rights:

a. Lender may vote the Pledged Membership Interests on all Company matters and sign written consents in lieu of meeting as owner of the Pledged Membership Interests;

b. Lender may take absolute title to the Pledged Membership Interests by completing the assignment with respect to the Pledged Membership Interests, and after this transfer Lender will solely own the Pledged Membership Interests;

c. Lender may, at its option, exercise any and all rights, privileges, options or powers pertaining or relating to the Pledged Membership Interests. Pledgor irrevocably constitutes and appoints Lender its proxy and attorney-in-fact with full power of substitution to exercise any and all rights, privileges, options, or powers of Pledgor pertaining or relating to the Pledged Membership Interests; or

d. Lender may sell, assign, and deliver all or any part of the Pledged Membership Interests at any private sale or at public auction, with or without demand or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, for credit or for other property or consideration, for immediate or future delivery. Any sale or offer of the Pledged Membership Interests by Lender pursuant to the terms of this Agreement shall be at Pledgor’s expense. Pledgor and the Company shall reimburse Lender for its costs and other expenses in having the Pledged Membership Interests sold or offered for sale, including attorneys’ fees.

8. Application of Proceeds. Lender shall apply the proceeds of any sale of all or any part of the Pledged Membership Interests and any distributions that it directs to itself, after deducting all costs and expenses of collection, sale and delivery (including without limitation, attorneys’ fees, paralegal fees and expenses, for all proceedings, trials and appeals and all costs and expenses) incurred by Lender, to the payment of all amounts due and payable under the Note and all other liabilities of Borrowers and Pledgor to Lender.

9. Private Sale of Pledged Shares. Lender may effect a private sale of Pledged Membership Interests at any sale made pursuant to Section 7(d). In effecting such private sale, Pledgor waives for itself or its assigns, to the extent it is legally able to do so, any requirement (statutory or otherwise) of advertisement (general or limited) or public announcement as to the time and place of the sale of the Pledged Membership Interests by Lender.

10. Right to Bid or Purchase. At any sale made pursuant to Section 7(d), Lender may bid for or purchase, free from any right of redemption on the part of Pledgor (all said rights being also waived and released), all or any portion of Pledged Membership Interests offered for sale and may make payment on account thereof by using any outstanding balance of the Note as a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such Pledged Membership Interests without further accountability. However, notwithstanding any of the foregoing, nothing in this Agreement shall be construed as a requirement of Lender to sell, or attempt to sell, the Pledged Membership Interests upon an Event of Default.

11. Power of Attorney.

a. Pledgor irrevocably constitutes and appoints Lender (or Lender’s successors or assigns) the true and lawful attorney-in-fact of Pledgor to make, execute, acknowledge, swear to and file after an Event of Default: (i) any application, request, certificate or other instrument which may be required to be filed with the Department of State or any other governmental authority in the State of Florida or any other jurisdiction whose laws may be applicable to effectuate any transfer or voting of the Pledged Membership Interests by Lender, in accordance with the provisions of this Agreement; and (ii) any instrument which Lender deems necessary or appropriate to facilitate the implementation of the terms of this Agreement, so long as such instruments do not alter the rights or obligations of Pledgor under the terms of this Agreement.

b. It is expressly acknowledged by Pledgor that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the bankruptcy or insolvency of Pledgor or any assignment of the Pledged Membership Interests for the benefit of creditors. The foregoing grant of authority: (i) may be exercised by Lender (or Lender’s successors or assigns) by a facsimile signature, and (ii) shall not cause Pledgor to be liable in any manner for the act or omissions of Lender (or Lender’s successors or assigns) and is granted only to permit Lender (or Lender’s successors or assigns) to carry out the provisions of this Agreement. The foregoing power of attorney terminates when the pledge under this Agreement terminates.

12. Miscellaneous.

a. Notices. All demands, notices and other communications to Lender or Pledgor provided for under this Agreement shall be provided as set forth in the Purchase Agreement. All demands, notices and other communications to the Company shall be sent to the same address as the Pledgor, as set forth in the Purchase Agreement.

b. Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be governed by the laws of the State of Florida without giving effect to the choice of laws rules thereof.

c. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement.

d. Successors and Assigns. This Agreement is not assignable by the Company or Pledgor without the prior written consent of Lender, and any attempted assignment without the prior written consent of Lender shall be invalid and unenforceable against the Lender. Lender may assign this Agreement to any succeeding holder of the Note. This Agreement is binding upon, and inures to the benefit of, the respective heirs, authorized assignees, successors and personal representatives of the parties to it. The terms “Lender” and “Pledgor” as used in this Agreement shall include such person’s successors, authorized assigns, heirs and personal representatives.

e. Headings, Captions and Pronouns. The Section headings, captions or abbreviations are included solely for convenient reference and shall not control the meanings or interpretation of any of the provisions of this Agreement. As used herein, words in the singular include the plural and the words in the masculine include the feminine and neuter gender, and vice versa whenever the context so requires.

f. Waiver. No waiver of any breach or default under this Agreement shall be deemed to be a waiver of any subsequent breach or default. Pledgor waives any right to require Lender to proceed against any person or entity to exhaust any Pledged Collateral or to pursue any remedy in Lender’s power.

g. Incorporation of Recitals. The recitals set forth at the beginning of this Agreement are hereby incorporated into this Agreement by this reference and this Agreement shall be interpreted with reference to such recitals.

h. Entire Agreement; Severability. This Agreement contains the entire pledge agreement between the Pledgor and Lenders. This Agreement shall not be severable in any way, but if any provision shall be held to be invalid, the invalidity shall not affect the validity of the remainder of this Agreement and the remainder of this Agreement shall continue in full force and effect.

i. Amendment. This Agreement may not be amended or modified except by a writing signed by each of the parties.

j. Cumulative Rights. The rights, powers, and remedies of Lender under this Agreement shall be in addition to all rights, powers, and remedies given to Lender by virtue of any statute or rule of law, the Note or any Transaction Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s security interest in the Pledged Collateral.

MEMBERSHIP INTEREST PLEDGE AGREEMENT

SIGNATURE PAGE

The undersigned executes the Membership Interest Pledge Agreement and authorizes this signature page to be attached to a counterpart of the Membership Interest Pledge Agreement executed by the other parties to the Membership Interest Pledge Agreement.

Executed as of the day and year first above written.

“PLEDGOR”

UTEK REAL ESTATE HOLDINGS, INC.

By:	/s/ Sam I. Reiber
Sam I. Reiber, President

MEMBERSHIP INTEREST PLEDGE AGREEMENT

SIGNATURE PAGE

The undersigned executes the Membership Interest Pledge Agreement and authorizes this signature page to be attached to a counterpart of the Membership Interests Pledge Agreement executed by the other parties to the Membership Interest Pledge Agreement.

Executed as of the day and year first above written.

“LENDER”

GATORS LENDER, LLC

By:	/s/ David L. Redmond
David L. Redmond, Authorized Agent

MEMBERSHIP INTEREST PLEDGE AGREEMENT

SIGNATURE PAGE

The undersigned executes the Membership Interest Pledge Agreement and authorizes this signature page to be attached to a counterpart of the Membership Interests Pledge Agreement executed by the other parties to the Membership Interest Pledge Agreement.

Executed as of the day and year first above written.

CORTEZ 114, LLC

By:	UTEK Real Estate Holdings, Inc., its manager

By:	/s/ Sam I. Reiber
Sam Reiber, President

EXHIBIT A

Balance Sheet of the Company